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EXHIBIT 22--SUBSIDIARIES OF THE REGISTRANT
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                                                                  State of
           Name                                                Incorporation
           ----                                                -------------

First Merchants Bank, National Association . . . . . . . . .         U.S.

Pendleton Banking Company  . . . . . . . . . . . . . . . . .       Indiana

First United Bank. . . . . . . . . . . . . . . . . . . . . .       Indiana


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